As filed with the Securities and Exchange Commission on July 6, 2022

Registration No. 333-256322

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

AMENDMENT NO. 15

TO

FORM F-1

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

AMTD Digital Inc.

(Exact Name of Registrant as Specified in Its Charter)

Not Applicable

(Translation of Registrant’s Name into English)

Cayman Islands	6199	Not Applicable
(State or Other Jurisdiction of Incorporation or Organization)	(Primary Standard Industrial Classification Code Number) 25/F Nexxus Building 41 Connaught Road Central Hong Kong +852 3163 3298	(IRS Employer Identification Number)

(Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant’s Principal Executive Offices)

Puglisi & Associates

850 Library Avenue, Suite 204

Newark, Delaware 19711

+1 (302) 738-6680

(Name, Address, Including Zip Code, and Telephone Number, Including Area Code, of Agent for Service)

Copies to:

Brian V. Breheny, Esq. Skadden, Arps, Slate, Meagher & Flom LLP 1440 New York Avenue, N.W. Washington, D.C. United States 1 202-371-7000	Shu Du, Esq. Skadden, Arps, Slate, Meagher & Flom LLP c/o 42/F, Edinburgh Tower, The Landmark 15 Queen’s Road Central Hong Kong +852 3740-4700	David Zhang, Esq. Steve Lin, Esq. Kirkland & Ellis International LLP c/o 26/F, Gloucester Tower, The Landmark 15 Queen’s Road Central Hong Kong +852 3761-3300

Approximate date of commencement of proposed sale to the public: as soon as practicable after the effective date of this registration statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box.  ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933.

Emerging growth company  ☒

If an emerging growth company that prepares its financial statements in accordance with U.S. GAAP, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards† provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☐

†	The term “new or revised financial accounting standard” refers to any update issued by the Financial Accounting Standards Board to its Accounting Standards Codification after April 5, 2012.

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a).

EXPLANATORY NOTE

This Amendment No. 15 is being filed solely for the purpose of filing exhibit 107, the filing fee table, to this registration statement on Form F-1, or the Registration Statement, and to amend and restate the exhibit index set forth in Part II of the Registration Statement. No other changes have been made to the Registration Statement or its cover page. This Amendment No. 15 does not contain a copy of the prospectus included in the Registration Statement, which remains unchanged from Amendment No. 14 to the Registration Statement filed on June 23, 2022.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 6.	INDEMNIFICATION OF DIRECTORS AND OFFICERS.

Cayman Islands law does not limit the extent to which a company’s articles of association may provide for indemnification of officers and directors, except to the extent any such provision may be held by the Cayman Islands courts to be contrary to public policy, such as to provide indemnification against civil fraud or the consequences of committing a crime.

Our memorandum and articles of association provide that we shall indemnify our officers and directors against all actions, proceedings, costs, charges, expenses, losses, damages or liabilities incurred or sustained by such directors or officer, other than by reason of such person’s dishonesty, willful default or fraud, in or about the conduct of our company’s business or affairs (including as a result of any mistake of judgment) or in the execution or discharge of his duties, powers, authorities or discretions, including without prejudice to the generality of the foregoing, any costs, expenses, losses or liabilities incurred by such director or officer in defending (whether successfully or otherwise) any civil proceedings concerning our company or its affairs in any court whether in the Cayman Islands or elsewhere.

Pursuant to the form of indemnification agreements filed as Exhibit 10.3 to this registration statement, we will agree to indemnify our directors and executive officers against certain liabilities and expenses that they incur in connection with claims made by reason of their being a director or officer of our company.

The underwriting agreement, the form of which will be filed as Exhibit 1.1 to this registration statement, will also provide for indemnification by the underwriters of us and our directors and officers for certain liabilities, including liabilities arising under the Securities Act, but only to the extent that such liabilities are caused by information relating to the underwriters furnished to us in writing expressly for use in this registration statement and certain other disclosure documents.

Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended (the “Securities Act”) may be permitted to directors, officers or persons controlling us pursuant to the foregoing provisions, we have been informed that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

ITEM 7.	SALES OF UNREGISTERED SECURITIES.

Upon our incorporation in September 2019, we issued one ordinary share to our Controlling Shareholder. In December 2019, we effected a 1-to-10,000 share split, following which our one issued ordinary share was subdivided into 10,000 ordinary shares and re-designated as Class B ordinary share. Later in December 2019, we issued 36,790,000 Class B ordinary shares to our Controlling Shareholder.

Subsequently, we have issued the following securities. We believe that each of the following issuances was exempt from registration under the Securities Act in reliance on Regulation D under the Securities Act or pursuant to Section 4(2) of the Securities Act regarding transactions not involving a public offering or in reliance on Regulation S under the Securities Act regarding sales by an issuer in offshore transactions. No underwriters were involved in these issuances of securities.

Securities/Purchaser	Date of Issuance	Number of Securities	Consideration
Class A ordinary shares
Value Partners Greater China High Yield Income Fund	December 31, 2019	5,500,000	US$55,000,000
Maoyan Entertainment	December 31, 2019	300,000	US$3,000,000
EverGlory Strategic Investment Limited	January 31, 2020	2,200,000	US$22,000,000
Value Partners Greater China High Yield Income Fund	March 10, 2020	1,226,667	US$10,000,000
Poly Platinum Enterprises Limited	March 13, 2020	1,500,000	US$15,000,000
Chestnut Business Limited	May 13, 2020	300,000	US$3,000,000
Shareholders of PolicyPal Pte. Ltd.	August 3, 2020	702,765	51% of PolicyPal Pte. Ltd.’s equity interest minus US$3,000,000
Osman Ershad Faiz	August 3, 2020	38,710	—
NGSP Holdings Limited	August 3, 2020	50,000	US$500,000
AMTD Assets Alpha Group	March 8, 2021	8,500,000	US$85,000,000
AMTD Education Group	March 8, 2021	8,500,000	US$85,000,000

Class B ordinary shares
Infinity Power Investments Limited	January 31, 2020	2,000,000	US$20,000,000

ITEM 8.	EXHIBITS AND FINANCIAL STATEMENT SCHEDULES.

(a)	Exhibits

See Exhibit Index beginning on page II-4 of this registration statement.

(b)	Financial Statement Schedules

Schedules have been omitted because the information required to be set forth therein is not applicable or is shown in the Consolidated Financial Statements or the Notes thereto.

ITEM 9.	UNDERTAKINGS.

The undersigned registrant hereby undertakes to provide to the underwriter at the closing specified in the underwriting agreements, certificates in such denominations and registered in such names as required by the underwriter to permit prompt delivery to each purchaser.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the provisions described in Item 6, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

The undersigned registrant hereby undertakes that:

1.

For purposes of determining any liability under the Securities Act, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant under Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

2.

For the purpose of determining any liability under the Securities Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

3.

For the purpose of determining liability under the Securities Act to any purchaser, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

4.

For the purpose of determining any liability of the registrant under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in an offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(i)

The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(ii)	Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

AMTD Digital Inc.

EXHIBIT INDEX

Exhibit Number	Description of Document

1.1†	Form of Underwriting Agreement

3.1†	Amended and Restated Memorandum and Articles of Association of the Registrant, as currently in effect

4.1†	Registrant’s Specimen American Depositary Receipt (included in Exhibit 4.3)

4.2†	Registrant’s Specimen Certificate for Ordinary Shares

4.3†	Form of Deposit Agreement between the Registrant, the depositary and owners and holders of American Depositary Shares issued thereunder

5.1†	Opinion of Travers Thorp Alberga regarding the validity of the ordinary shares being registered and certain Cayman Islands tax matters

8.1†	Opinion of Travers Thorp Alberga regarding certain Cayman Islands tax matters (included in Exhibit 5.1)

8.2†	Opinion of Rajah & Tann Singapore LLP regarding certain Singapore tax matters

8.3†	Opinion of Justin Chow & Co. Solicitors LLP regarding certain Hong Kong tax matters (included in Exhibit 99.3)

10.1†	AMTD SpiderNet Share Incentive Plan

10.2†	Form of Employment Agreement between the Registrant and its executive officers

10.3†	Form of Indemnification Agreement between the Registrant and its directors and executive officers

10.4†	Master Transaction Agreement between the Registrant and its controlling shareholder

10.5†	Transitional Services Agreement between the Registrant and its controlling shareholder

10.6†	Non-Competition Agreement between the Registrant, its controlling shareholder and AMTD International Inc.

10.7†	Engagement Letter between the Registrant and its controlling shareholder dated October 1, 2020

10.8†	Share Purchase Agreement between the Registrant and Value Partners Hong Kong Limited acting as the Investment Manager and on behalf of Value Partners Greater China High Yield Income Fund dated December 19, 2019

10.9†	Share Purchase Agreement between the Registrant and Maoyan Entertainment dated December 19, 2019

10.10†	Share Purchase Agreement between the Registrant and EverGlory Strategic Investment Limited dated January 31, 2020

10.11†	Share Purchase Agreement between the Registrant and Infinity Power Investments Limited dated January 31, 2020

10.12†	Share Purchase Agreement among the Registrant, Mr. Calvin Choi, and Poly Platinum Enterprises Limited dated March 5, 2020

10.13†	Share Purchase Agreement between the Registrant and Chestnut Business Limited dated April 9, 2020

10.14†	Share Purchase Agreement among the Registrant, PolicyPal Pte. Ltd., Valenzia Wen Yin Yap, and the Selling Shareholders named therein dated June 11, 2020

Exhibit Number	Description of Document

10.15†	Share Purchase Agreement between the Registrant and NSGP Holdings Limited dated July 30, 2020

10.16†	Share Purchase Agreement between the Registrant and AMTD Assets Alpha Group dated March 8, 2021

10.17†	Share Purchase Agreement between the Registrant and AMTD Education Group dated March 8, 2021

21.1†	Subsidiaries of the Registrant

23.1†	Consent of Deloitte Touche Tohmatsu, an independent registered public accounting firm

23.2†	Consent of Travers Thorp Alberga (included in Exhibit 5.1)

23.3†	Consent of Clifford Chance Pte. Ltd. (included in Exhibit 99.2)

23.4†	Consent of Justin Chow & Co. Solicitors LLP (included in Exhibit 99.3)

23.5†	Consent of Han Kun Law Offices

24.1†	Power of Attorney (included on signature page)

99.1†	Code of Business Conduct and Ethics of the Registrant

99.2†	Opinion of Clifford Chance Pte. Ltd. regarding certain Singapore law matters

99.3†	Opinion of Justin Chow & Co. Solicitors LLP regarding certain Hong Kong law matters

99.4†	Consent of China Insights Consultancy Limited

99.5†	Representation under Item 8.A.4 of Form 20-F

107	Filing Fee Table

†	Previously filed.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-1 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Hong Kong, on July 6, 2022.

AMTD Digital Inc.

By:	/s/ Mark Chi Hang Lo
	Name:	Mark Chi Hang Lo
	Title:	Chief Executive Officer

POWER OF ATTORNEY

Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Mark Chi Hang Lo Name: Mark Chi Hang Lo	Chief Executive Officer (principal executive officer) and Director	July 6, 2022

/s/ Xavier Ho Sum Zee Name: Xavier Ho Sum Zee	Chief Financial Officer (principal financial and accounting officer)	July 6, 2022

* Name: Frederic Lau	President and Director	July 6, 2022

* Name: Timothy Wai Cheung Tong	Chairman of the Board of Directors and Independent Director	July 6, 2022

* Name: Nimil Rajnikant Parekh	Independent Director	July 6, 2022

By:	/s/ Mark Chi Hang Lo
Name: Mark Chi Hang Lo
Attorney-in-fact

SIGNATURE OF AUTHORIZED REPRESENTATIVE IN THE UNITED STATES

Pursuant to the Securities Act of 1933, the undersigned, the duly authorized representative in the United States of AMTD Digital Inc., has signed this registration statement or amendment thereto in Newark, Delaware, United States on July 6, 2022.

Authorized U.S. Representative

By:	/s/ Donald J. Puglisi
	Name:	Donald J. Puglisi
	Title:	Managing Director